EXHIBIT 4.1


                                                                  EXECUTION COPY

                            SENIOR SUBORDINATED NOTE

         THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF JULY 25, 2000 AMONG ALLOU HEALTH & BEAUTY CARE, INC., ALLOU DISTRIBUTORS, INC., THE OTHER BORROWERS NAMED THEREIN, FLEET CAPITAL CORPORATION, AS AGENT, AND THE NOTEHOLDERS NAMED THEREIN, WHICH, AMONG OTHER THINGS, SUBORDINATES THE BORROWERS' OBLIGATIONS HEREUNDER TO THE BORROWERS' OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AGREEMENT.

$11,470,588.00

                                                                   July 25, 2000
                                                             Brentwood, New York

         FOR VALUE RECEIVED, the undersigned, ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "Company"), ALLOU DISTRIBUTORS, INC., a New York corporation ( "Distributors") (the Company, Distributors and the other Borrowers signatories hereto are hereinafter referred to as a "Borrower" and collectively as the "Borrowers") and the other Borrowers, HEREBY, JOINTLY AND SEVERALLY, PROMISE TO PAY to the order of RFE INVESTMENT PARTNERS VI, L.P. (the "Noteholder"), the principal sum of ELEVEN MILLION FOUR HUNDRED SEVENTY THOUSAND, FIVE HUNDRED EIGHTY EIGHT and 00/100 DOLLARS ($11,470,588.00), together with interest on the unpaid principal amount in the manner and upon the terms and conditions set forth below.

         This Note is one of the Notes referred to and is subject and entitled to certain terms and conditions, covenants and agreements (including without limitation those relating to the right of the noteholder to accelerate payment of this Note) set forth in the Senior Subordinated Note and Warrant Purchase Agreement dated as of July 25, 2000 (as the same may be amended, modified or supplemented from time to time, the "Note Purchase Agreement") by and among the Borrowers and the Purchasers named therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement. Reference herein to the Note Purchase Agreement shall in no way impair the negotiability hereof or the absolute and unconditional obligation of the Borrowers to pay both principal of and interest on this Note as provided herein.

         Interest shall accrue on the outstanding principal balance hereof at a rate equal to twelve percent (12%) per annum on the basis of a 360 day year, payable quarterly, in arrears, on the 25th day of January, April, July and October in each year (or, if such day is not a Business Day, on the next succeeding Business Day) and on the Maturity Date (as hereinafter defined),

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commencing on October 25, 2000 (the "Quarterly Interest Payments"). Interest for
the period commencing with the date of this Note through October 25, 2000 shall be payable on October 25, 2000. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding principal balance of the Notes and any unpaid interest thereon shall bear interest, payable on demand, at the rate of fourteen and one-half percent (14.5%) per annum or such lower rate as then may be the maximum rate permitted by applicable law. The interest rate hereunder is also subject to increase pursuant to Sections 2.1.2, 2.1.3 and 2.1.4 of the Note Purchase Agreement.

         The Borrowers may elect, in their sole discretion, to accrue payment of up to two (2) Quarterly Interest Payments prior to the Maturity Date (the "Accrued Interest Payments"). Interest on the Accrued Interest Payments shall bear compounded interest payable quarterly in arrears at a rate equal to twelve (12%) percent per annum, subject to increase as set forth in the preceding paragraph and in the Note Purchase Agreement.

         The Borrowers may also elect, in their sole discretion during any Postponement Periods (as defined in the Subordination Agreement), to pay up to an aggregate of four (4) Quarterly Interest Payments in kind on an interest payment date by the timely issuance and delivery to the Noteholder of whole shares (collectively, the "PIK Stock") of Class A Common Stock, par value $.001 per share, of the Company (the "Class A Common Stock"), in the total amount equal to the amount of each such Quarterly Interest Payment divided by the lesser of (i) the book value per share of Class A Common Stock, computed based upon the most recently filed audited financial statements of the Company filed with the SEC prior to the applicable interest payment date and (ii) the average of the Market Price (as defined below) for the twenty consecutive trading days ending on the second trading day immediately preceding the applicable interest payment date. Notwithstanding the foregoing, the Company shall not be entitled to deliver shares of Class A Common Stock in lieu of a Quarterly Interest Payment hereunder unless: (1) the Noteholder shall have concluded in its sole discretion that a premerger notification filing is not required under the HSR Act as a result of such issuance, (2) the Company shall have complied with all applicable federal and state securities laws in connection with such issuance,
(3) the Class A Common Stock is then listed on a national securities exchange or designated as a national market system security by NASD and the shares of PIK Stock shall have been listed for trading on such national securities exchange or shall have been so designated, (4) such shares shall be duly authorized, validly issued, fully paid and nonassessable and the Company shall have delivered to the Noteholders an opinion of counsel reasonably satisfactory to the Noteholder to such effect and (5) unless the holders of greater than fifty percent (50%) in principal amount of all Notes then outstanding (the "Required Interest") otherwise consent in writing, an Event of Default shall not have occurred and be continuing. No fractional shares shall be issued hereunder, and any fractional amounts shall be rounded up (not down) to the next whole share amount. For purposes hereof, "Market Price" means on any date specified herein, the amount per share of Class A Common Stock equal to (a) the last sale price of Class A Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities

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exchange on which Class A Common Stock is then listed or admitted to trading, or
(b) if Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date.

         Notwithstanding any other provision of this Note, but subject to the terms and conditions of the Subordination Agreement first referred to above, the entire balance of principal and any then accrued and unpaid interest shall be paid in full on July 25, 2005 (the "Maturity Date").

         The Borrowers shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this Note, subject to the provisions of the Note Purchase Agreement.

         Each of the Borrowers and any endorser or guarantor (collectively, the "Obligors") hereof and each of them, hereby (i) waive(s) presentment, diligence, demand, notice, protest, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any endorsement or guaranty of this Note, (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note, any related document or the debt(s) evidenced hereby or thereby, or any other failure to act by the Noteholder or any other forebearance or indulgence shown by the Noteholder, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of the liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor(s) shall not release, discharge or otherwise impair the liabilities of any Obligor(s); and (iv) otherwise waive(s) any other defenses based upon suretyship or impairment of collateral.

         All obligations of any and all Borrowers hereunder and under the Note Purchase Agreement are joint and several, whether or not expressly so stated.

         The Borrowers shall pay all costs and expenses, including without limitation all reasonable attorneys' fees and disbursements and all court costs, incurred by the Noteholder in defending, preserving and/or enforcing (including, without limitation, collecting any amounts owed by any of the Borrowers) its rights or remedies under this Note or the Note Purchase Agreement, and whether or not incurred in any bankruptcy or insolvency case or proceeding or in any workout.

         All payments shall be made without any deduction whatsoever, including deduction for set-off, recoupment or counterclaim (provided, that nothing contained in this sentence shall be interpreted or construed to limit the provisions of this Note with respect to Accrued Interest Payments or, to the extent permitted hereby, the delivery of Class A Common Stock in payment in kind for certain interest payments). All payments hereunder shall first be applied to costs and

                                      -3-
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expenses  which the  Borrowers  are obligated to pay, then to accrued but unpaid interest and then to unpaid principal.

         No delay or omission on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         THE BORROWERS  ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A
PART IS A COMMERCIAL TRANSACTION. THE BORROWERS HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE, THE NOTE PURCHASE AGREEMENT AND/OR ANY RELATED DOCUMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE BORROWERS AND THE NOTEHOLDER AND FURTHERMORE AGREE NOT TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE BORROWERS FURTHER ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS NOTE AND THE OTHER FINANCING DOCUMENTS PERTAINING TO THE NOTE PURCHASE AGREEMENT WITH THEIR COUNSEL AND THAT THEY ON THEIR OWN HAVE MADE THE DETERMINATION TO EXECUTE THIS NOTE AND ALL OTHER FINANCING DOCUMENTS PERTAINING TO THE NOTE PURCHASE AGREEMENT TO WHICH THEY ARE PARTIES AFTER CONSIDERATION OF ALL OF THE TERMS OF THIS NOTE AND SUCH OTHER DOCUMENTS (INCLUDING THE INTEREST RATE) AND ALL OTHER FACTORS WHICH THEY CONSIDER RELEVANT.

         This Note shall bind the Borrowers and the Borrowers' successors and permitted assigns and shall inure to the benefit of the Noteholder and the Noteholder's representatives, successors and assigns. The term "Noteholders" as used herein shall include, in addition to the initial payee, any successors, endorsees or other assignees of such Noteholder and shall include any other holder of this Note.

         This Note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of the State of New York (without giving effect to any conflicts of law provisions contained therein).

         No delay or omission by the Noteholder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy; and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion. All rights and remedies of the Noteholder hereunder, any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note may be waived or modified orally but only by a writing (a) signed by the party against whom enforcement of such

                                      -4-
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amendment, waiver or other modification is sought or (b) consented to in writing by the Required Interest; provided however, that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable hereon without the consent of the holder, or to alter or amend the consent mechanism provided for herein. All notices, requests, consents and demands shall be made in writing and shall be mailed first class postage prepaid, or delivered by hand or messenger to the Borrowers or to the Noteholder hereof at their respective addresses, as provided for in the Note Purchase Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


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         IN WITNESS  WHEREOF,  each of the  Borrowers has executed and delivered this Note as of the day and year first written above.

                             ALLOU HEALTH & BEAUTY CARE, INC.

                             By:_______________________________________
                                   Name: David Shamilzadeh
                                   Title:  President and Chief Financial Officer


                             ALLOU DISTRIBUTORS, INC.

                             By:_______________________________________
                                   Name: David Shamilzadeh
                                   Title:  President and Chief Financial Officer


                             ALLOU PERSONAL CARE CORPORATION

                             By:______________________________________
                                   Name: David Shamilzadeh
                                   Title:   Chief Financial Officer

                             M.  SOBOL, INC.



                             By:______________________________________
                                    Name: David Shamilzadeh
                                    Title:   Chief Financial Officer

                            SUPERBUY OF NEW YORK, INC.

                            By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer

                            RONA BEAUTY SUPPLIES, INC.

                            By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer


                            HEMPSTEAD HEALTH & BEAUTY AIDS, INC.

                            By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer


                            PASTEL COSMETIC AND BEAUTY AIDS, INC.

                            By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer


                            HBA NATIONAL SALES CORP.

                            By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer


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

                             HBA DISTRIBUTORS, INC.

                             By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer


                             TRANS WORLD GROCERS, INC.

                             By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer

                             DOMINO PAPER COMPANY, INC.

                             By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer

                             RUSS KALVIN PERSONAL CARE CORP.

                             By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer



                             STANFORD PERSONAL CARE
                                MANUFACTURING, INC.

                             By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer

                              COSMETICS PLUS TWO, INC.

                              By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   President and Chief Financial Officer


                              DIRECT FRAGRANCES, INC.

                              By:_______________________________
                                  Name: David Shamilzadeh
                                  Title:   Chief Financial Officer

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